UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

AMENDMENT NO. 5

GADZOOKS, INC.

(Exact name of registrant as specified in its charter)

Texas	74-2261048
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

4121 International Parkway	75007
Carrollton, Texas	(Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities	If this form relates to the registration of a class of securities
pursuant to Section 12(b) of the Exchange Act and is effective	pursuant to Section 12(g) of the Exchange Act and is effective
upon filing pursuant to General Instruction A(c) please check	pursuant to General Instruction A(d) please check the
the following box ☐	following box ☒

Securities Act registration statement file number to which this form relates:	N/A

Securities to be registered pursuant to Section 12(b) of the Act:	None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

Item 1. Description of Securities to be Registered

     On September 4, 1998, Gadzooks, Inc., a Texas corporation (the “Company”), filed a Registration Statement on Form 8-A registering Preferred Share Purchase Rights pursuant to a Rights Agreement dated as of September 3, 1998 entered into between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Investor Services, L.L.C., as rights agent (the “Rights Agreement”). Effective as of October 7, 2003, the Company and the rights agent entered into the First Amendment to Rights Agreement to amend the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement. Effective as of October 23, 2003, the Company and the rights agent entered into the Second Amendment to Rights Agreement to further amend the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement. Effective as of July 15, 2004, the Company and the rights agent entered into the Third Amendment to Rights Agreement to further amend the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement. Effective as of September 27, 2004, the Company and the rights agent entered into a Fourth Amendment to Rights Agreement to further amend the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement (the “Fourth Amendment”). Effective as of October 13, 2004, the Company and the rights agent entered into a Fifth Amendment to Rights Agreement (the “Fifth Amendment”). Pursuant to the Fifth Amendment, the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement, as amended, has been further amended by replacing the sentences inserted by the Fourth Amendment with the following sentences:

“Notwithstanding the foregoing, (a) neither the Liberty Wanger Group nor any member thereof shall be an “Acquiring Person” unless and until the Liberty Wanger Group or any one or more members thereof shall become the Beneficial Owner of 25% or more of the then outstanding Common Shares, (b) neither the Liberty Wanger Group nor any member thereof shall be deemed to be the Beneficial Owner of any Common Shares issued or issuable to the Liberty Wanger Group or any member thereof upon conversion of any interest that has or may accrue on the 5% Convertible Subordinated Notes due October 9, 2008 that were issued by the Company to Liberty Acorn Fund on October 9, 2003 and (c) in connection with any transaction in which the Equity Committee, the WS Entities, the Triage Entities and Litespeed would commit to be the funding guarantors in a rights offering being contemplated by the Company as part of its restructuring, none of the (i) members of the Equity Committee, acting individually or together with any other member(s) of the Equity Committee, the WS Entities, the Triage Entities and/or Litespeed, (ii) WS Entities, acting individually or together with any member(s) of the Equity Committee, the Triage Entities and/or Litespeed, (iii) Triage Entities, acting individually or together with any member(s) of the Equity Committee, the WS Entities and/or Litespeed, or (iv) Litespeed, acting individually or together with any member(s) of the Equity Committee, the WS Entities and/or the Triage Entities shall be an “Acquiring Person.” For purposes hereof, the (v) “Liberty Wanger Group” means Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust and their respective Affiliates and Associates, (w) “Equity Committee” means Gryphon Partners, L.P., Couchman Partners, L.P., Pisces Capital and Spencer Capital Management, L.L.C. and their respective Affiliates and Associates, (x) “WS Entities” means WS Ventures Management, L.P., as General Partner of WS

Opportunity Fund, L.P. and WS Opportunity Fund (QP), L.P., as agent and attorney in fact for WS Opportunity Fund International, Ltd. and certain other affiliated entities, (y) “Triage Entities” means Triage Offshore Fund, Ltd., Triage Capital Management, L.P. and Triage Capital Management B, L.P.” and (z) “Litespeed” means Litespeed Master Fund, Ltd.”

     The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement and each amendment which are exhibits to this Form 8-A/A and are incorporated herein by reference.

Item 2. Exhibits

1	Rights Agreement dated as of September 3, 1998 between the Company and Mellon Investor Services LLC (as successor to ChaseMellon Investor Services, L.L.C.), which includes the form of statement of resolutions setting forth the terms of the Junior Participating Preferred Stock, Series A, par value $1.00 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on September 4, 1998 and incorporated herein by reference).

2	First Amendment to the Rights Agreement dated October 7, 2003, by and between the Company and Mellon Investor Services LLC (filed as Exhibit 2 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 7, 2003 and incorporated herein by reference).

3	Second Amendment to the Rights Agreement dated October 23, 2003, by and between the Company and Mellon Investor Services LLC (filed as Exhibit 3 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 31, 2003 and incorporated herein by reference).

4	Third Amendment to the Rights Agreement, dated as of July 15, 2004, by and between the Company and Mellon Investor Services LLC (filed as Exhibit 4 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on July 16, 2004 and incorporated herein by reference).

5	Fourth Amendment to the Rights Agreement, dated as of September 27, 2004, by and between the Company and Mellon Investor Services LLC (filed as Exhibit 5 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on September 27, 2004 and incorporated herein by reference).

6*	Fifth Amendment to the Rights Agreement, dated November 12, 2004, but effective as of October 13, 2004, by and between the Company and Mellon Investor Services LLC.

*Filed herewith.

[Signature Page Follows]

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GADZOOKS, INC.

By:	/s/ Jerry Szczepanski

Name:	Jerry Szczepanski
Title:	Chairman and Chief Executive Officer

Dated: November 12, 2004

EXHIBIT INDEX

Exhibits

1	Rights Agreement dated as of September 3, 1998 between the Company and Mellon Investor Services LLC (as successor to ChaseMellon Investor Services, L.L.C.), which includes the form of statement of resolutions setting forth the terms of the Junior Participating Preferred Stock, Series A, par value $1.00 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on September 4, 1998 and incorporated herein by reference).

2	First Amendment to the Rights Agreement, dated as of October 7, 2003, between the Company and Mellon Investor Services LLC (filed as Exhibit 2 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 7, 2003 and incorporated herein by reference).

3	Second Amendment to the Rights Agreement, dated as of October 23, 2003, between the Company and Mellon Investor Services LLC (filed as Exhibit 3 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 31, 2003 and incorporated herein by reference).

4	Third Amendment to the Rights Agreement, dated as of July 15, 2004, by and between the Company and Mellon Investor Services LLC (filed as Exhibit 4 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on July 16, 2004 and incorporated herein by reference)

5	Fourth Amendment to the Rights Agreement, dated as of September 27, 2004, by and between the Company and Mellon Investor Services LLC (filed as Exhibit 5 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on September 27, 2004 and incorporated herein by reference).

6*	Fifth Amendment to the Rights Agreement, dated November 12, 2004, but effective as of October 13, 2004, by and between the Company and Mellon Investor Services LLC.

*Filed herewith.